Exhibit 99.1

PARK HOTELS & RESORTS ANNOUNCES $2.7 BILLION STRATEGIC ACQUISITION

OF CHESAPEAKE LODGING TRUST

•	Greatly enhanced portfolio quality, with comparable RevPAR increasing nearly 4% to $182 and EBITDA margin increasing 60 basis points to 29.7%

•	Provides immediate brand, operator and geographic diversification

•	Acquiring high-quality portfolio at attractive pricing

•	Pro forma leverage to remain comfortably within target range of 3-5x net debt to Adjusted EBITDA

ARLINGTON, Va.—(BUSINESS WIRE)—May 6, 2019—Park Hotels & Resorts Inc. (“Park”, the “Company”) (NYSE: PK) and Chesapeake Lodging Trust (“Chesapeake”) (NYSE: CHSP) today announced that they have entered into a definitive merger agreement under which Park will acquire all the outstanding shares of Chesapeake in a cash and stock transaction valued at approximately $2.7 billion (inclusive of transaction costs). Upon completion of the merger, the combined company will have an estimated enterprise value of $12 billion, firmly solidifying Park’s position as the second largest lodging REIT while also advancing the Company’s strategic goals of portfolio enhancement and diversification. The transaction has been approved by the board of directors and board of trustees of Park and Chesapeake, respectively.

Under the terms of the merger agreement, Chesapeake shareholders will receive $11.00 in cash and 0.628 of a share of Park common stock for each Chesapeake share. The fixed exchange ratio represents an agreed upon price of $31.00 per share of Chesapeake shares of beneficial interest based on Park’s trailing 10-day volume weighted average price (“VWAP”) as of May 3, 2019. Based on Park’s closing stock price on May 3, 2019, this represents $31.71 per share of aggregate value to Chesapeake shareholders and represents a premium of approximately 11% to Chesapeake’s trailing 10-day VWAP and approximately 8% to Chesapeake’s closing stock price on May 3, 2019. Upon closing, Park stockholders and Chesapeake shareholders will own approximately 84% and 16% of the combined Company, respectively. The transaction is subject to customary closing conditions, including receipt of the approval of Chesapeake shareholders. The companies currently expect the transaction to close in late third quarter or early fourth quarter of 2019.

“We are thrilled to strategically combine our two companies in a compelling transaction that is accretive for stockholders,” said Thomas J. Baltimore, Jr., Chairman and CEO of Park. “Chesapeake’s high-quality portfolio of hotels will accelerate our strategic goals of upgrading the quality of our portfolio and achieving brand, operator and geographic diversity. This merger provides Park and its stockholders with identifiable synergies and opportunities to drive incremental growth through Park’s proven asset management capabilities. In short, we are expecting to have the same record of success and growth from the Chesapeake assets that we have enjoyed from the Hilton assets we took over in January 2017 – and we will be laser focused every day to create long-term value.”

“This merger will be a transformative event for the shareholders of both companies,” said Thomas Natelli, Chairman of the Chesapeake Board of Trustees. “We believe the combined company will create a superior platform for delivering exceptional returns to Chesapeake’s existing shareholders, by improving diversification, increasing scale, lowering cost of capital and benefitting from combined synergies. Chesapeake’s management team, under the leadership of CEO Jim Francis, has built a fantastic portfolio of hotels in major markets and has consistently delivered excellent results. We are confident that Park’s leadership team will continue this trajectory with the addition of our portfolio of leading hotels, which will translate into increased value for all stakeholders.”

Leadership and Organization

Each of the Board of Directors of Park and Board of Trustees of Chesapeake has approved the merger. Park’s Board of Directors will be increased to ten members upon closing, with two additions from Chesapeake’s Board of Trustees. Thomas J. Baltimore, Jr., Park’s Chairman and CEO, will continue to serve as Chairman of Park’s Board of Directors, and Mr. Baltimore will also continue to lead the combined company, along with Park’s existing senior management team.

Non-Core Asset Sales

Park plans to sell five non-core hotels prior to the proposed closing, including both of Chesapeake’s New York City hotels (the 122-room Hyatt Herald Square New York and the 185-room Hyatt Place New York Midtown South), in addition to three non-core Park hotels which are currently under contract. On a pro forma basis that accounts for these sales, the combined company would consist of 66 high-quality hotels located in key urban and resort markets in 17 states and the District of Columbia.

Anticipated Synergies

The combined company expects to implement Park’s proven asset management initiatives to create incremental value across Chesapeake’s existing portfolio through already-identified opportunities. Those initiatives include remixing the demand mix by increasing Chesapeake’s group segmentation and replacing lower-rated contract business, enhancing food and beverage profitability, driving ancillary income, and sourcing additional cost savings. Overall, Park has identified approximately $24 million of potential EBITDA upside in 2020 and approximately $34 million of potential EBITDA upside in 2021 across Chesapeake’s portfolio, including approximately $17 million of annual G&A savings. Over time, we expect additional value creation will be driven by select ROI projects, potentially including the repurposing of underutilized space as meeting space expansions, adding additional keys, energy efficiency projects and brand repositionings at select properties. Please refer to the investor presentation on Park’s website for additional detail regarding the identified synergies and opportunities for the combined company.

The combined company also expects to benefit from enhanced scale in markets in which both companies currently have a presence, such as San Francisco, and from diversification of brand, operators and geography, which translates into the identification and implementation of best practices across the portfolio.

Advisors

BofA Merrill Lynch and Barclays are acting as financial advisors and Hogan Lovells is acting as legal counsel to Park. J.P. Morgan Securities LLC is acting as exclusive financial advisor and Paul, Weiss, Rifkind, Wharton & Garrison LLP and Polsinelli PC are acting as legal counsel to Chesapeake.

Financing

Park has secured a $1.1 billion financing commitment from BofA Merrill Lynch to finance the cash component of the merger consideration, repay Chesapeake’s unsecured term loan and two mortgages and pay for a portion of the transaction costs. Net debt to Adjusted EBITDA pro-forma for the transaction increases to 4.6x, however, when accounting for the five hotels we anticipate selling prior to closing, pro-forma net debt to Adjusted EBITDA falls to 4.4x, each of which are well within our stated range of 3x to 5x.

Conference Call and Webcast Information

Park will hold a conference call on May 6, 2019 at 9:00am ET to discuss both the transaction and its first quarter 2019 earnings results. This call will replace Park’s previously scheduled earnings call which has been cancelled. To participate in the conference call, please dial (877) 451-6152, or (201) 389-0879 for international participants, and request Park Hotels & Resorts’ Market Call. Interested parties can also join the live webcast of the conference call by accessing the Investors section of Park’s website at www.pkhotelsandresorts.com. A replay of the webcast will also be archived on the Investors section of Park’s website. An investor presentation regarding the transaction is available on the Investors section of Park’s website.

About Park Hotels & Resorts

Park Hotels & Resorts Inc. (NYSE: PK) is the second largest publicly traded lodging real estate investment trust with a diverse portfolio of market-leading hotels and resorts with significant underlying real estate value. Park’s portfolio currently consists of 51 premium-branded hotels and resorts with over 30,000 rooms located in prime U.S. markets with high barriers to entry. For additional information, please visit Park’s website at www.pkhotelsandresorts.com.

About Chesapeake Lodging Trust

Chesapeake Lodging Trust is a self-advised lodging real estate investment trust (REIT) focused on investments primarily in upper-upscale hotels in major business and convention markets and, on a selective basis, premium select-service hotels in urban settings or unique locations in the United States. The Trust owns 20 hotels with an aggregate of 6,288 rooms in eight states and the District of Columbia. Additional information can be found on the Trust’s website at www.chesapeakelodgingtrust.com.

For more information, contact:

Ian Weissman

Senior Vice President, Corporate Strategy

571-302-5591

iweissman@pkhotelsandresorts.com

For additional information or to receive press releases via e-mail, please visit our website at

www.pkhotelsandresorts.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements related to Park’s current expectations regarding the performance of its business, financial results, liquidity and capital resources, the effects of competition and the effects of future legislation or regulations, the expected completion of anticipated acquisitions and dispositions, the declaration and payment of future dividends, statements about the benefits of the proposed transaction involving Park and Chesapeake and statements that address operating performance, events or developments that Park expects or anticipates will occur in the future, including but not limited to statements regarding anticipated synergies and G&A savings, future financial and operating results, plans, objectives, expectations and intentions, expected sources of financing, anticipated asset dispositions, anticipated leadership and governance, creation of value for stockholders, benefits of the proposed transaction to customers, employees, stockholders and other constituents of the combined company, the integration of Park and Chesapeake, cost savings and the expected timetable for completing the proposed transaction, and other non-historical statements. Forward-looking statements include all statements that are not historical facts, and in some cases, can be identified by the use of forward-looking terminology such as the words “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements for various reasons, including risks associated with Park’s ability to consummate the proposed transaction and the timing of the closing of the proposed transaction; the ability to satisfy conditions necessary to close the proposed transaction; applicable regulatory changes; the availability of financing; risks associated with acquisitions generally, including the integration of the combined companies’ businesses; risks associated with execution of anticipated asset dispositions; risks associated with achieving expected revenue synergies or cost savings; as well as other risks and uncertainties detailed from time to time in Park’s filings with the SEC. You should not put undue reliance on any forward-looking statements and Park urges investors to carefully review the disclosures Park makes concerning risk and uncertainties in Item 1A: “Risk Factors” in Park’s Annual Report on Form 10-K for the year ended December 31, 2018, as such factors may be updated from time to time in Park’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Except as required by law, Park undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed transaction, Park intends to file with the SEC a registration statement on Form S-4 that will include a proxy statement of Chesapeake and also constitutes a prospectus of Park. Park and Chesapeake also plan to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. A definitive proxy statement/prospectus will be sent to Chesapeake’s shareholders. Investors may obtain a free copy of the proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by Park and Chesapeake with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by Park with the SEC will be available free of charge on Park’s website at http://www.pkhotelsandresorts.com or by contacting Park’s Investor Relations at (571) 302-5591. Copies of the documents filed by Chesapeake with the SEC will be available free of charge on Chesapeake’s website at http://www.chesapeakelodgingtrust.com or by contacting Chesapeake’s Investor Relations at (571) 349-9452.

Chesapeake and its trustees and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about trustees and executive officers of Chesapeake is available in the proxy statement for its 2019 Annual Meeting, which was filed with the SEC on April 30, 2019. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials filed with the SEC regarding the proposed transaction when they become available. Investors should read the proxy statement/prospectus carefully before making any voting or investment decisions when it becomes available before making any voting or investment decisions. Investors may obtain free copies of these documents from Park or Chesapeake using the sources indicated above.

This communication and the information contained herein shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.